Exhibit (a)(8)

NOTICE OF GUARANTEED DELIVERY
of Common Shares of
United Community Financial Corp.

Offer to Purchase for Cash up to 4,000,000
of its Common Shares
At a Purchase Price of $12.50 Per Share

Not Valid Unless Signed by an Eligible Institution.

     This form or a facsimile copy of it must be used to accept the Offer (as defined below) if:

(a)	certificates for common shares, without par value (the “Shares”), of United Community Financial Corp., an Ohio corporation, are not immediately available; or

(b)	the procedure for book-entry transfer cannot be completed on a timely basis; or

(c)	time will not permit the Letter of Transmittal or other required documents to reach the depositary before the expiration date (as defined in Section 1 of the Offer to Purchase identified below).

     This form or a facsimile of it, signed and properly completed, may be delivered by hand, mail or facsimile transmission to the depositary by the expiration date. See “Section 2. Procedures for Tendering Shares” in the Offer to Purchase.

DEPOSITARY:

Registrar and Transfer Company

By Mail or Overnight Delivery:	By Hand Delivery:

Registrar and Transfer Company
10 Commerce Drive	The Depository Trust Co.
Cranford, NJ 07016-3572	Transfer Agent Drop
Telephone Number: (800) 368-5948	55 Water Street, 1st Floor
Facsimile Number: (908) 497-2311	New York, New York 10041-0099

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THOSE SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN THAT LISTED ABOVE DOES NOT CONSTITUE A VALID DELIVERY.

Please call the depositary for assistance in completing this form toll free at (800) 368-5948.

Ladies and Gentlemen:

     The undersigned hereby tenders to United Community Financial Corp., at a price of $12.50 per share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 28,

2004 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase constitute the “Offer”), receipt of which is hereby acknowledged,                                 Shares, pursuant to the guaranteed delivery procedure set forth under “Section 2. Procedures for Tendering Shares” in the Offer to Purchase.

ODD LOTS

☐	Check this box ONLY if the undersigned is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each beneficial owner, that the beneficial owner owned beneficially and continues to own beneficially as of the expiration date an aggregate of fewer than 100 Shares, and is tendering all of those Shares.

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank, trust company, savings association or credit union having an office or correspondent in the United States (each, an “Eligible Institution”), hereby (i) represents that the undersigned has a net long position in the Shares in or equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, at least equal to the Shares tendered, (ii) represents that such tender of shares complies with Rule 14e-4 and (iii) guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Shares into the depositary’s account at The Depository Trust Company (pursuant to the procedures set forth under “Section 2. Procedures for Tendering Shares” in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the depositary at one of its addresses set forth above within three Nasdaq trading days after the date of receipt by the depositary of this Notice of Guaranteed Delivery.

Name of Firm:	Authorized Signature
Address:	Name:

Title:

Zip Code:

Area Code and
Telephone Number:	Dated:	, 2004

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.